AFFILIATE STOCK PURCHASE AGREEMENT

This Affiliate Stock Purchase Agreement (this "Agreement"), is made as of September 3, 2010, by and between Adrian Burenta, as to 2,500,000 shares, and Inga Cebanu as to 1,000,000 shares, and Pavel Krykov as to 2,500,000 shares, all of Russia, (the “Sellers”) and the purchasers listed on Schedule “A” hereto, each of which is referred to herein as a “Purchaser” and collectively as the “Purchasers”.

RECITALS

WHEREAS, the Sellers collectively are the owners of 6,000,000 restricted shares of common stock, of Nature’s Call Brands Inc., a Nevada corporation (the "Company") in the proportions set out above; and

WHEREAS, the Sellers propose to sell to each Purchaser the number of restricted shares of common stock specified next to such Purchaser’s name in Schedule “A” hereto (the “Purchased Shares”), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                      PURCHASE AND SALE

1.1                      The Sellers hereby agree to sell, assign, transfer and deliver to each Purchaser, and each Purchaser hereby agrees to purchase from the Sellers, the Purchased Shares at a purchase price per share of US $0.01 for an aggregate purchase price of US $60,000 (the "Purchase Price") payable on the Closing Date (as defined below).  Payment shall be in U.S. Dollars, in the form of bank wire as follows.  An amount of $60,000 in good funds delivered and cleared to Sellers’ account via escrow agent Befumo & Schaeffer, PLLC (“Escrow Agent”) (account information provided by separate communiqué’).

1.2                      Upon Escrow Agent’s receipt of the total Purchase Price at closing, Sellers agree to deliver, to Purchaser, the share certificate(s) representing the Purchased Shares of NATC common stock.

1.3                      Closing.  The closing (“Closing”) of the transactions contemplated hereby will occur on, or, before the 31st day of August, 2010 (the “Closing Date”).

2.                      REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1                      The Sellers jointly and severally warrant, covenant and represent to each Purchaser with the intention of inducing each Purchaser to enter into this Agreement that:

immediately prior to and at the Closing, the Sellers shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Sellers shall transfer to each Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(a)
the Sellers have the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Sellers hereunder and to consummate the transactions contemplated hereby; and

(b)
each Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act");

(c)
to the best of the knowledge, information and belief of the Sellers there are no circumstances that may result in any material adverse effect to the Company or the value of the Purchased Shares that are now in existence or may hereafter arise;

(d)	immediately upon closing, no Seller shall be indebted to the Company and the Company shall not be indebted to any of the Sellers;

(e)
the authorized capital of the Company consists of 75,000,000 common shares, par value $0.001 per share, of which a total of 9,050,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable;

(f)
no person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company;

(g)
immediately upon closing, the Company shall have no liability, due or accruing, contingent or absolute, and shall not be directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Company’s most recent audited financial statements (the “Financial Statements”) filed on Edgar which will have been paid in full either from the Purchase Price or prior to payment of the Purchase Price; and the Sellers will pay any outstanding liability of the Company in excess of $100 with the Purchase Price;

(h)	the Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the Financial Statements; and

(i)
there are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority or any legal basis for same.

3.                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1                      Each Purchaser represents and warrants to the Seller that each Purchaser:

(a)	has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b)
understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the "Restricted Period") as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Regulation S, or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c)
is acquiring the Purchased Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares.

The foregoing representations and warranties are inserted for the exclusive benefit of the Purchasers and may be waived in all or in part by the Purchasers by notice in writing to the sellers.

4.                      INDEMNIFICATION

4.1                      The Sellers jointly and severally hereby agree to indemnify and hold harmless the Purchasers and the Company against any losses, claims, damages or liabilities to which the Sellers or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon taxes, real property leases or equipment leases payable by or for which the Company has the primary liability; and in particular, any misrepresentation of the Sellers as contained herein.  Damages of the Purchasers are not limited to the amount of the Sellers received hereunder but will include each Purchaser’s or Company’s actual cost of any claim and full costs of negotiations and for defence.

5.                                MISCELLANEOUS

5.1                      The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

5.2                      Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

5.3                      There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

5.4                      This Agreement will be governed by and construed in accordance with the laws of the state of Nevada. The parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of Nevada with respect to any legal proceedings arising from this Agreement.

5.5                      The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of three years.

5.7                      This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.8                      Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

/s/ Adrian Burenta

Adrian Burenta

/s/ Inga Cebanu

Inga Cebanu

/s/ Pavel Krykov

Pavel Krykov

SCHEDULE A

Name of Purchaser	Number of Restricted Common Shares of the Purchaser	Signature of Purchaser
Robbie Manis	6,000,000	/s/ Robbie Manis